UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

QI SYSTEMS INC.
(Exact name of registrant as specified in its charter)

000-30948

(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	20-5126146 (IRS Employer Identification No.)

609 Cheek Sparger Road, Suite 300, Colleyville, Texas, USA 76034
(Address of principal executive offices and Zip Code)

(817) 427-8611
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 9, 2006, QI Systems Inc. (the "Company") became obligated to repay an unsecured, non-interest bearing loan (the "Loan") in the amount of $50,000 to Mr. Dan Berry, a shareholder of the Company. The letter agreement, pursuant to which the Loan was made to the Company by Mr. Berry, provides that if the Loan is not repaid within 60 days, interest will accrue at a monthly rate of 2% of the principal unpaid balance.

Item 3.02. Unregistered Sales of Equity Securities

As a funding fee for the Loan described in Item 2.03 above, the Company issued to Mr. Berry 30,000 restricted shares of the Company's common stock (the "Restricted Shares"). The closing price per share of the Company's common stock reported by the Nasdaq Bulletin Board on August 9, 2006 was $0.17, which price was considered in determining the number of shares issued to Mr. Berry. The issuance of the Restricted Shares was made without registration under the Securities Act of 1933, as amended (the "Act") in reliance upon Section 4(2) and Regulation D promulgated under the Act. Mr. Berry is an "accredited investor" as that term is defined under the Act and received the Restricted Shares for his own account and for investment and not with a view to distribute or resell the Restricted Shares. The issuance of the Restricted Shares to Mr. Berry did not involve any form of general solicitation or advertising or the use of underwriters, and no commissions were paid in connection therewith.

Item 3.03. Material Modifications to Rights of Security Holders

On August 9, 2006, the Board of Directors of the Company approved the extension of the exercise date of 6,820,500 warrants to purchase shares of its common stock, par value $.001, issued in connection with the Company's September 1, 2005 private placement. These warrants were originally due to expire on August 31, 2006, but may now be exercised until September 30, 2006.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective August 9, 2006, the Board of Directors of the Company elected Robert I. McLean Jr. to the Company's board. Mr. McLean, the Company's Chief Operating Officer and Chief Financial Officer, was elected to a term expiring at the QI Systems Inc. 2006 Annual Meeting of Shareholders, at which time it is expected that he will be nominated to stand for election by the Company's shareholders for another term. There were no arrangements or understandings pursuant to which Mr. McLean was selected as a director. Mr. McLean has not been named, nor is he expected at this time to be named, to any committees of the Board of Directors.

Mr. McLean is a party to an employment agreement with the Company (the "Employment Agreement"), dated March 1, 2006, a copy of which was attached as Exhibit 10.26 to Amendment No. 3 to the Company's Registration Statement on Form S-4, filed with the Securities and Exchange Commission on May 23, 2006.

Aside from the Employment Agreement, there are no transactions to which Mr. McLean and the Company are parties or in which Mr. McLean or any member of his immediate family has a material interest required to be disclosed under Item 404(a) of Regulation S-B.

On August 15, 2006, the Company issued a news release announcing that Mr. McLean had been elected to the board. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibit No. Description

99.1 Press Release dated August 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QI SYSTEMS INC.

By: /s/ Steven R. Garman

Name: Steven R. Garman
Title: President and Chief Executive Officer
Dated: August 15, 2006